UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

__________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   June 29, 2017

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Mattersight Corporation

(Exact Name of Registrant as Specified in Charter)

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Delaware

(State or Other Jurisdiction of Incorporation)

0-27975	36-4304577
(Commission File Number)	(IRS Employer Identification No.)

200 W. Madison Street, Suite 3100, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (877) 235-6925

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 29, 2017, Mattersight Corporation (the “Company”) entered into a Loan and Security Agreement with The PrivateBank and Trust Company (the “Loan Agreement”). The Loan Agreement provides for a $20,000,000 revolving line of credit maturing in 2020 (the “Credit Facility”) and is secured by a security interest in the Company’s accounts receivable, equipment, inventory, cash, deposit accounts, securities, and all other investment property, supporting obligations, financial assets, other personal property, intellectual property rights and other personal property. The Company, subject to certain limits and restrictions, may from time to time request the issuance of letters of credit under the Loan Agreement.

On June 29, 2017, the Company used the proceeds of loans advanced under the Loan Agreement to repay in full the principal balance and accrued and unpaid interest outstanding under the Company’s prior credit facility with Hercules Capital, Inc., in an amount equal to $23,827,058.46, comprised of outstanding principal (including interest paid in kind) in the amount of $22,500,000 and accrued interest, fees and expenses in the amount of $1,327,058 (which includes a prepayment charge in the amount of $688,505).

The principal amount outstanding under the Loan Agreement will accrue interest at a floating annual rate equal to 1 month, 2 month or 3 month LIBOR (as selected by the Company) plus 4.50%, payable monthly. In addition, the Company will pay a non-use fee on the Credit Facility of 25 basis points (0.25%) per annum of the average unused portion of the Credit Facility. The amount the Company may borrow under the Credit Facility is limited to five times the Company’s monthly recurring revenue (as determined in accordance with the terms and conditions set forth in the Loan Agreement), multiplied by a dynamic churn factor that is based upon the ratio of recurring revenue retained in the prior twelve month period relative to the total amount of recurring revenue at the beginning of the period.

The Loan Agreement imposes various restrictions on the Company, including usual and customary limitations on the ability of the Company to incur debt and to grant liens upon its assets, prohibits certain consolidations, mergers, and sales and transfers of assets by the Company and requires the Company to comply with total revenue and EBITDA (as adjusted in accordance with the Loan Agreement) targets. The Loan Agreement includes usual and customary events of default (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default, payment of all amounts payable under the Loan Agreement may be accelerated and/or the lenders' commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Loan Agreement will automatically become immediately due and payable, and the lenders' commitments will automatically terminate.

The description of the Loan Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

Upon the effectiveness of the Credit Facility defined and described in Item 1.01, the Company terminated the loan agreement with Hercules Capital, Inc., dated August 1, 2016.

To the extent required by Item 1.02 of Form 8-K, the information contained in (or incorporated by reference into) Items 1.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.   Financial Statements and Exhibits.

(a), (b), and (c) not applicable.

(d) Exhibits:

 10.1      Loan and Security Agreement, dated June 29, 2017, between Mattersight Corporation and The PrivateBank and Trust Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERSIGHT CORPORATION

Date: June 30, 2017	By:	/s/ David B. Mullen
David B. Mullen
Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Loan and Security Agreement, dated as of June 29, 2017, between Mattersight Corporation and The PrivateBank and Trust Company